UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Antonio de Pinho

On November 13, 2014, Energy XXI Ltd (“Energy XXI”) appointed Antonio de Pinho to Chief Operating Officer of Energy XXI.

Prior to his appointment as Chief Operating Officer, Mr. Pinho, 48, served as Executive Vice President, Exploration and Production of Energy XXI since August 2014. Since joining Energy XXI in September 2012, Mr. Pinho has also served as Executive Vice President, M&A, Joint Ventures and Technology and as Senior Vice President, M&A, Joint Ventures and Technology. Mr. Pinho has more than 20 years of experience in international oil and gas operations, including serving as vice president of western division and international exploration and production at El Paso Corporation before joining Energy XXI. He also held the position of vice president of international business development at Devon Energy. Other prior experience includes positions of increasing responsibility at Texaco, Partex Oil & Gas, Western Atlas International, and Ocean Energy before that company's acquisition by Devon in 2003.

Mr. Pinho will receive an award of restricted stock in the amount of 250,000 units under Energy XXI’s Long-Term Incentive Plan in connection with his promotion to Chief Operating Officer. The restricted stock grant will vest over three years with fifty-percent vesting in the second year and the remaining fifty percent vesting in the third year assuming Mr. Pinho’s continued employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI Ltd
(Registrant)

Date: November 13, 2014	By:	/s/ Bruce Busmire
Bruce Busmire
Chief Financial Officer